Exhibit 99.1


            Possis Medical, Inc., to Announce Fiscal 2007
               Second-Quarter Results on February 21st


    MINNEAPOLIS--(BUSINESS WIRE)--Feb. 15, 2007--Possis Medical, Inc. (NASDAQ:POSS) will release its fiscal 2007 second-quarter results on Wednesday, February 21, 2007, at 7 a.m. (CT). The earnings release will include summary financial information for Possis' fiscal second-quarter results. The company's fiscal year runs from August 1 to July 31.

    Possis also will hold a shareholder conference call on Wednesday, February 21, 2007, beginning at 9:30 a.m. (CT). Management will review its financial and operating results, and discuss its future outlook. To join the conference call, dial 1-888-889-7567 (international 1-517-645-6377) and give the password "conference." A replay of the conference call will be available one hour after the call ends through 11:59 P.M. (CT) on February 23, 2007. To access the replay, dial 1-866-373-4990 (international 1-203-369-0270).

    For individual investors, a Webcast of the conference call will be available at www.possis.com under the "Investors" tab, or at www.fulldisclosure.com. Institutional investors can access the Webcast through a password-protected site at www.streetevents.com. An archived Webcast of Possis' conference call will be available for 30 days.

    Possis Medical, Inc., develops, manufactures and markets pioneering medical devices for the large and growing cardiovascular and vascular treatment markets. The company's AngioJet System is the world's leading mechanical thrombectomy system with FDA approval to remove large and small thrombus from coronary arteries, coronary bypass grafts, peripheral arteries and veins and A-V grafts and native fistulas.


    CONTACT: Possis Medical, Inc.
             Jules L. Fisher, 763-450-8011
             Vice President, Finance and Chief Financial Officer
             Jules.Fisher@possis.com